                                                                    EXHIBIT (O)
                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                        Series 1997-2 Monthly Statement
                     Class A Certificate CUSIP #25466KBF5
                     Class B Certificate CUSIP #25466KBG3


Trust Distribution Date: April 15, 1999   Due Period Ending:  March 31, 1999

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1997-2                                                Total           Interest        Principal
         Class A      30 days at 6.792000000%                  $5.660000000      $5.660000000    $0.000000000

         Class B      31 days at 5.338750000%                  $4.597256944      $4.597256944    $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
  (a) Aggregate Investor Interest                        $19,318,236,342.63
      Seller Interest                                     $6,980,635,086.38

      Total Master Trust                                 $26,298,871,429.01


  (b) Group One Investor Interest                        $16,768,236,342.63

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1997-2 Investor Interest                       $526,316,000.00

  (e) Class A Investor Interest                             $500,000,000.00

      Class B Investor Interest                              $26,316,000.00


3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------
                                                                       Finance Charge     Principal        Yield
                                                                        Collections      Collections     Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation.                                 $318,986,204.60   $3,143,772,753.34            $0.00

      Seller:                                                        $119,661,882.14   $1,179,329,259.93            $0.00

  (b) Group One Allocation                                           $277,159,793.58   $2,731,552,007.06            $0.00

  (c) Group Two Allocation                                            $41,826,411.02     $412,220,746.28            $0.00

  (d) Series 1997-2 Allocations                                        $8,633,032.99      $85,082,970.72            $0.00

  (e) Class A Allocations                                              $8,201,403.27      $80,829,038.34            $0.00

      Class B Allocations                                                $431,629.72       $4,253,932.38            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This        SPFA     Deposit Deficit   Investment
                          Due Period       Balance      Amount           Income
     Series 1997-2           $0.00         $0.00         0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                               Total Payments
               Amount Paid    PSA Index       Monthly         Deficit Amount    Through This
              This Due Period   Rate*     Amortization Rate*  This Due Period    Due Period
     Class A         $0.00      N/A             N/A                     $0.00         $0.00

     Class B         $0.00      N/A             N/A                     $0.00         $0.00

*Rates are only applicable during the Class A Controlled Liquidation Period.

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                            Deposits Into the
                                              SIFAs This
                                              Due Period        SIFA Balance
     Series 1997-2                         $2,950,981.41              $0.00

7.   Pool Factors
     ------------
                                                         This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------                                Cumulative
                                                             Investor Charged-Off
                                        This Due Period          Amount
  (a) Group One                            $96,984,251.15            $0.00

  (b) Group Two                            $14,635,972.62            $0.00

  (c) Series 1997-2                         $3,020,886.36            $0.00

  (d) Class A                               $2,869,849.72            $0.00

      Class B                                 $151,036.64            $0.00

9.   Investor Losses This Due Period
     -------------------------------                         Per $1,000 of
                                                            Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1997-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------        Per $1,000 of
                                                            Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1997-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------        Per $1,000 of
                                                            Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1997-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a) Group One                                            $28,162,338.33

  (b) Group Two                                             $4,250,000.00

  (c) Series 1997-2                                           $877,193.33

  (d) Class A                                                 $833,333.33

      Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                             As a Percentage
                                                               of Class A
                                                 Total       Invested Amount
     Series 1997-2 Class B                   $47,368,440.00     9.4737%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                          Shared Amount  Class B Amount
     Maximum Amount                                $0.00   $21,052,640.00

     Available Amount                              $0.00   $21,052,640.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding $26,680,777,126.04

                      Delinquent Amount     Percentage of Ending
     Payment Status   Ending Balance        Receivables Outstanding
     30-59 days         $648,154,953.36          2.43%

     60-179 days      $1,159,113,400.71          4.34%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                  -------------------------------
                                        Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                        Series 1997-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 15, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-2 Master Trust Certificates for the Distribution Date occurring on April 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                 $4,761,750,100.14

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                    $80,829,038.34

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                              $8,201,403.27

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                     $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                               $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $2,830,000.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                 $4,253,932.38

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                            $431,629.72

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                         $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                           $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                 $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                           $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                             $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                         $120,981.41

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of April, 1999.



                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              --------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer